Exhibit 23.1


               Consent of Independent Certified Public Accountants


Astea International Inc. Subsidiaries
Horsham, Pennsylvania



We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-33825, 333-34865, and 333-61981) on Form S-8 and (Nos.
333-11949 and 333-17459) on Form S-3 of Astea International, Inc. and subsidiaries of our report dated February 25, 2005, relating to the consolidated financial statements of Astea International, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.




BDO Seidman, LLP
Philadelphia, PA


March 28, 2005





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